UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 205492

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2004

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA		30341
(Address of principal executive offices)		(Zip Code)

(770) 454-0400
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.               Other Events.

             On January 26, 2004, Summit Bank Corporation (the "Company") issued a press release regarding a three for two stock split payable on February 17, 2004 to shareholders of record as of February 9, 2004 and a $0.10 per share cash dividend payable on February 27, 2004 to shareholders of record as of February 19, 2004.

Item 7.              Financial Statements, Pro Forma Financial Information and Exhibits.

             Exhibit 99.1      Press release dated January 26, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2004

SUMMIT BANK CORPORATION

By: /s/ Gary K. McClung
Gary K. McClung
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated January 26, 2004.

EXHIBIT 99.1

Contact: Gary McClung, Exec Vice Pres

Summit Bank Corporation

770-454-0400

FOR RELEASE AT 9:00 A.M. ET

SUMMIT BANK CORPORATION ANNOUNCES STOCK DIVIDEND AND INCREASES QUARTERLY CASH DIVIDEND

ATLANTA, GEORGIA (January 26, 2004) - Summit Bank Corporation (NASDAQ: SBGA), announced today that its Board of Directors has approved a 3:2 stock split in the form of a 50% stock dividend, increasing outstanding shares to 5,670,643 shares. The stock dividend will be effective for all shareholders of record as of the close of business on February 9, 2004, and will be distributed on February 17, 2004.

Also, in consideration of the stock dividend, the Board increased the quarterly cash dividend to $.10 per share from $.0867 per share on a post-split basis. The cash dividend will be payable to all shareholders of record as of the close of business on February 19, 2004. The cash dividend will be distributed on February 27, 2004.

Chief Executive Officer, Pin Pin Chau said, "Summit achieved many accomplishments in 2003 for our shareholders including posting record earnings of $4.8 million, growing our asset base to $477 million and expanding our presence in the California market. Our stock performance during 2003 was exceptional and we believe increasing our outstanding shares will further improve liquidity in Summit's shares while still maintaining our historically strong cash dividend."

Summit's banking subsidiary, The Summit National Bank, provides banking services to various growing ethnic communities in the Atlanta, Georgia, and the South San Francisco Bay area of California markets, including the Asian-American market. The Summit National Bank has four branches in the metropolitan area of Atlanta, Georgia and two branches in the South San Francisco Bay area. In addition to the Asian-American market, Summit's niche specialties include small business lending and serving other ethnic markets including European- and Latin-American individuals and businesses. Summit also provides international trade services for local customers that import and export products throughout the world.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expression about our confidence and strategies and our expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "expect", "believe", "anticipate", "may", "will", or similar statements or variations of such terms. Such forward-looking statements involve certain risk and uncertainties, including, but not limited to, the direction of interest rates, continued levels of loan quality, origination volume, continued relationships with major customers and referrals for sources of loans, the effect of economic conditions and regulatory barriers; and the effect of tax and legal structures. Actual results may differ materially from such forward-looking statements. Summit assumes no obligation for updating any such forward-looking statements at any time.

Summit Bank Corporation's shares (Symbol: SBGA) are listed on Nasdaq.

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